Exhibit 21

UNITED RENTALS, INC.

&

SUBSIDIARIES

Those corporations, which are indented, represent subsidiaries of the corporation under which they are indented. Except as otherwise indicated, 100 percent of the voting stock of each of the subsidiaries listed below is owned by its parent.

Name of Company	State of Incorporation

UNITED RENTALS, INC.	Delaware

A. United Rentals Finance, LLC (United Rentals, Inc. is the sole member and manager)	Delaware

B. United Rentals Trust I	Delaware

C. United Rentals (North America), Inc.	Delaware

1. URNA Leasing, LLC (United Rentals (North America), Inc. is the sole member and United Rentals, Inc. is the manager)	Delaware

2. United Rentals Gulf, Inc.	Delaware

a. United Rentals (Delaware), Inc.	Delaware

(i) Provisto, S. de R.L. de C.V. (United Rentals (Delaware), Inc. owns 99.999997 percent, United Rentals Northwest, Inc. owns .000003 percent)	Mexico

(ii) United Rentals, S. de R.L. de C.V. (United Rentals (Delaware), Inc. owns 99.99 percent, United Rentals Northwest, Inc. owns .01 percent)	Mexico

(iii) United Rentals of Nova Scotia (No.1), ULC	Nova Scotia

(iv) United Rentals of Nova Scotia (No.2), ULC	Nova Scotia

(z) UR Canadian Financing Partnership (United Rentals Nova Scotia (No.1), ULC is 99 percent Managing Partner, United Rentals Nova Scotia (No.2), ULC is 1 percent Non-Managing Partner)	Nova Scotia

b. United Equipment Rentals Gulf, L.P. (United Rentals Gulf, Inc. is 99 percent L.P., United Rentals (North America), Inc. is 1 percent G.P.)	Texas

(i) UR Gulf Leasing LLC (United Equipment Rentals Gulf, L.P. is the sole member and United Rentals, Inc. is the manager)	Delaware

(z) UR Gulf Leasing L.P. (UR Gulf Leasing, LLC is the .1 percent G.P. and United Equipment Rentals Gulf, L.P. is the 99.9 percent L.P.)	Texas

(ii) United Rentals of Canada, Inc.	Canada

(z) 843504 Alberta Ltd (formerly Skyreach Equipment Ltd.)	Alberta

(iii) United Rentals Alberta Holding, LP (United Equipment Rentals Gulf, LP is 99.99 percent Limited Partner and United Rentals (Delaware), Inc. is .01 percent General Partner)	Alberta

(y) United Rentals Luxembourg S.a.r.l.	Luxembourg

(z) 794815 Alberta Ltd. (dissolution pending)	Alberta

3. United Rentals Highway Technologies, Inc. (f/k/a Liddell Bros Inc.)	Massachusetts

4. United Rentals Highway Technologies Gulf, Inc.	Delaware

a.      United Rentals Highway Technologies, L.P. (United Rentals Highway Technologies Gulf, Inc. is 6.75 percent L.P., United Rentals Gulf, Inc. is 92.25 percent L.P. and United Rentals (North America), Inc. is 1 percent G.P.)

Texas

Name of Company	State of Incorporation

5. United Rentals Northwest, Inc. (f/k/a High Reach, Inc.)	Oregon

a. URNW Leasing, LLC (United Rentals Northwest, Inc. is the sole member and United Rentals, Inc. is the manager)	Delaware

6. United Rentals Receivables LLC II (“SPV II”)	Delaware

7. United Rentals Southeast, Inc.	Delaware

a. United Rentals Southeast Holding LLC (United Rentals Southeast, Inc. is 99 percent Non-Managing Member, United Rentals (North America), Inc. is 1 percent Managing Member)	Georgia

(i.) United Rentals Southeast, L.P. (United Rentals Southeast Holding LLC is 99 percent L.P., United Rentals (North America), Inc. is 1 percent G.P.)	Georgia

(z.) URSE Leasing, LLC (United Rentals Southeast, L.P. is the sole member and United Rentals, Inc. is the manager)	Georgia

8. Wynne Systems, Inc.	California

9. Infomanager Oy	Finland

a. Infomanager, Inc.	Texas